Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Quality Gold Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(8)
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Other	9,826,927	(2)	$10.1405	(5)	$99,649,953.24		.00011020	$10,981.42
Fees to Be Paid	Equity	Warrants	Other	22,500,000	(3)	N/A		N/A	(6)	N/A	N/A	(6)
Fees to Be Paid	Equity	Common Stock issuable upon the exercise of Warrants	Other	22,500,000	(4)	$11.50	(7)	$258,750,000		.00011020	$28,514.25
	Total Offering Amounts							$358,399,953.24			$39,495.67
	Total Fees Previously Paid										—
	Total Fee Offsets										—
	Net Fee Due										$39,495.67

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	Represents the estimated maximum number of shares of New Parent Common Stock following the Business Combination to be issued to New Parent stockholders upon completion of the Business Combination, estimated solely for the purpose of calculating the registration fee, and is based on an amount equal to the sum of (a) 2,926,927 shares of New Parent Common Stock to be issued to the holders of Tastemaker Class A Common Stock and (b) 6,900,000 shares of New Parent Common Stock to be issued to the holders of Class B common stock of Tastemaker.
(3)	Represents (a) 13,800,000 Public Warrants of Tastemaker and (b) 8,700,000 Private Placement Warrants of Tastemaker issued, all of which warrants will be assumed by New Parent in connection with the Business Combination and converted into warrants to acquire the same number of shares of New Parent Common Stock at the same price and on the same terms set forth in the Warrant Agreement.
(4)	Represents the estimated maximum number of shares of New Parent Common Stock issuable upon exercise of the New Parents Warrants and New Parent Private Placement Warrants pursuant to their terms. Each whole warrant will entitle the warrant holder to purchase one share of New Parent Common Stock at a price of $11.50 per share.
(5)	Pursuant to Rules 457(c) and 457(f) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $10.1405 (the average of the high and low prices of Tastemaker Class A Common Stock as reported on Nasdaq on December 19, 2022).
(6)	The maximum number of New Parent Warrants and New Parent Private Placement Warrants and shares of New Parent Common Stock of the registrant issuable upon exercise of the New Parent Warrants and New Parent Private Placement Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such New Parent Warrants and New Parent Private Placement Warrants has been allocated to the shares of New Parent Common Stock underlying such warrants and those shares of New Parent Common Stock are included in the registration fee as calculated in footnote (7) below.
(7)	No separate registration fee is required pursuant to Rule 457(g) of the Securities Act. Pursuant to Rule 457(g)(1) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the shares of New Parent Common Stock underlying the New Parent Warrants and New Parent Private Placement Warrants is calculated based on an exercise price of $11.50 per share.
(8)	Pursuant to Rule 457(o) promulgated under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.